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Exhibit 16.1



[Letterhead of Swenson Advisors]






December 22, 2008



Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549-7561

Dear Sirs/Madams:

Swenson Advisors, LLP has read Item 4.02 of the Form 8-K/A dated December 5, 2008 regarding I/O Magic Corporation and agree with the comments made in that Form 8-K/A.



Yours truly,


/s/ Swenson Advisors, LLP
Swenson Advisors, LLP